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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     PUSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (Date of earliest event reported):  December 3, 1996



                            RESEARCH ENGINEERS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                    0-28560                   22-2356861
(State or other jurisdiction of   (Commission file number)     (IRS. Employer
          incorporation)                                     Identification No.)


                            22700 SAVI RANCH PARKWAY
                         YORBA LINDA, CALIFORNIA 92887
                    (Address of principal executive offices)


                                 (714) 974-2500
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 3, 1996, Research Engineers, Inc. ("the Company"), through its wholly-owned subsidiary, Research Engineers (Europe) Limited, acquired all of the outstanding stock of QSE (Bristol) Limited ("QSE"). The stock was acquired from the Rebecca S. Park Trust, Christopher B. Groves, William S. Park, and Rebecca S. Park.

         QSE is a European software manufacturer and marketer headquartered in Bristol, United Kingdom.

         The acquisition was accounted for using the purchase method of accounting. The aggregate acquisition cost, including acquisition costs, was approximately $1.5 million. The acquisition was funded through a current cash payment from cash and investment balances resulting from the proceeds of the Company's recent initial public offering.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial statements of businesses acquired

            It is impracticable to provide the required financial statements for the acquired business at the time this Form 8-K is filed. The registrant shall file the required financial statements under cover of Form 8-K/A on or before February 18, 1997.

    (b)  Pro forma financial information.

            To be provided on or before February 18, 1997.

    (c)  Exhibits

            2.1 Share Sale and Purchase Agreement of QSE (Bristol) Limited by Research Engineers (Europe) Limited
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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 14, 1997

                                    RESEARCH ENGINEERS, INC.


                                    BY: /s/ AMRIT K. DAS
                                        ----------------
                                        Amrit K. Das
                                        Chairman of the Board, President,
                                        Chief Executive Officer and
                                        Director (principal executive officer)



                                    BY: /s/ BRIAN PAUL
                                        --------------
                                        Brian Paul
                                        Chief Financial Officer, Secretary
                                        and Treasurer (principal financial
                                        and accounting officer)
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                                 EXHIBIT INDEX
                                 -------------

Exhibit 2.1 Share sale and purchase agreement of QSE (Bristol) Limited by Research Engineers (Europe) Limited